CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Investors Securities Trust of our reports dated December 21, 2020, relating to the financial statements and financial highlights, which appear in Franklin Convertible Securities Fund, Franklin Equity Income Fund and Franklin Managed Income Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

February 23, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Investors Securities Trust of our reports dated December 22, 2020, relating to the financial statements and financial highlights, which appear in Franklin Adjustable U.S. Government Securities Fund, Franklin Floating Rate Daily Access Fund, Franklin Low Duration Total Return Fund and Franklin Total Return Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

February 23, 2021